As filed with the Securities and Exchange Commission on April 19, 2016
Registration No. 333-206397
Registration No. 333-207445

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1 ON FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
__________________________

WAFERGEN BIO-SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
__________________________

Nevada	3826	90-0416683
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

34700 Campus Drive
Fremont, CA 94555
(510) 651-4450
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
__________________________

Rolland Carlson, President and Chief Executive Officer
34700 Campus Drive
Fremont, CA 94555
(510) 651-4450
(Name, address, including zip code, and telephone number, including area code, of agent for service)
__________________________

Please send copies of all communications to:
Mark R. Busch
K&L Gates LLP
214 North Tryon Street, Suite 4700
Charlotte, NC 28202
(704) 331-7440
__________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment relates to (i) the Registration Statement on Form S-1 (Registration No. 333-206397), which WaferGen Bio-systems, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) on August 14, 2015, and which was amended by pre-effective amendments on each of September 23, 2015 and October 15, 2015 (as so amended, the “Initial Form S-1”) and (ii) the Registration Statement on Form S-1MEF (Registration No. 333-207445), which the Company filed with the Commission on October 15, 2015 (the “Form S-1 MEF” and, together with the Initial Form S-1, the “Form S-1”). The Initial Form S-1 was declared effective on October 15, 2015, and, in accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), the Form S-1MEF became effective upon filing with the Commission on October 15, 2015.

The Form S-1 registered the offer and sale of 392 Class A Units and 1,108 Class B Units at a public offering price of $10,000 per Class A Unit or Class B Unit. Each Class A Unit consisted of 10,000 shares of our common stock and 10,000 warrants to purchase shares of our common stock (together with the shares of common stock underlying such warrants). Each Class B Unit consisted of one share of Series 2 Convertible Preferred Stock, par value $0.001 per share, convertible into 10,000 shares of our common stock and 10,000 warrants to purchase shares of our common stock (together with the shares of common stock underlying such warrants). Each warrant included in the Units entitles its holder to purchase one share of common stock at an exercise price of $1.44. In addition, the underwriters had the option to purchase up to (i) 2,250,000 additional shares of common stock, and/or (ii) additional warrants to purchase up to 2,250,000 additional shares of common stock solely to cover over-allotments, if any, at the price to the public less the underwriting discounts and commissions. The underwriters fully exercised the option, purchasing the additional 2,250,000 shares and the additional warrants to purchase up to 2,250,000 additional shares of common stock. On October 21, 2015, the Company completed the offering of the Units, including the additional shares and warrants offered to the underwriters.

This Post-Effective Amendment No. 1 to the Form S-1 on Form S-3 (the Form S-1 as so amended, the “Registration Statement”) is being filed by the Company to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, that was filed with the Commission on March 25, 2016 and certain of the Company’s current reports on Form 8-K that have been filed with the Commission since December 31, 2015, as well as to convert the Form S-1 into a registration statement on Form S-3. The Registration Statement now covers up to 21,550,000 shares of common stock of the Company (the “Securities”), consisting of (i) up to 17,250,000 shares of common stock of the Company issuable upon exercise of unexercised warrants previously registered on the Form S-1 comprising 17,250,000 shares of common stock underlying warrants and (ii) up to 4,300,000 shares of common stock of the Company issuable upon the conversion of 430 shares of Series 2 Convertible Preferred Stock previously registered on the Form S-1. No further offering of shares of common stock or warrants will be made pursuant to the Registration Statement.

All filing fees payable in connection with the registration of these Securities were previously paid by the Company in connection with the filing of the Form S-1.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities under this prospectus until the registration statement of which it is a part and filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 19, 2016

WAFERGEN BIO-SYSTEMS, INC.

PROSPECTUS

Up to 21,550,000 Shares of Common Stock

This prospectus relates to the issuance of up to 21,550,000 shares of our common stock, par value $0.001 per share, consisting of up to 17,250,000 shares of our common stock upon the exercise of outstanding warrants, at an exercise price of $1.44, and up to 4,300,000 shares of our common stock upon the conversion of 430 shares of our Series 2 Convertible Preferred Stock, par value $0.001 per share. We issued each of these warrants and shares of Series 2 Convertible Preferred Stock as part of an underwritten public offering that closed on October 21, 2015. No securities are being offered pursuant to this prospectus other than the 21,550,000 shares of our common stock that will be issued upon the exercise of such warrants and the conversion of such shares of Series 2 Convertible Preferred Stock.

Our common stock is traded on the Nasdaq Capital Market under the symbol “WGBS.” On April 18, 2016, the closing price of our common stock was $0.56 per share.

Investing in our common stock involves a high degree of risk. Before making any investment in our common stock, you should read and carefully consider the risks identified in this prospectus under “Risk Factors” on page 4 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                             , 2016

PROSPECTUS SUMMARY

This summary does not contain all of the information that should be considered before investing in our common stock. Investors should read the entire prospectus carefully, including the risks of purchasing our common stock identified under “Risk Factors” on page 4 of this prospectus and our financial statements and any other information incorporated herein by reference.

As used in this prospectus the terms “WaferGen,” the “Company,” “we,” “our” and “us” refer to WaferGen Bio-systems, Inc. and its subsidiaries, except where it is made clear that the term means only the parent company or where the context requires otherwise.

Our Company

We are engaged in the development, manufacture and sale of genomic technology solutions for single-cell analysis (“SCA”) and clinical research. Our ICELL8™ Single-Cell System is a cutting edge platform that can isolate thousands of single cells and process specific cells for analysis, including Next Generation Sequencing (“NGS”). We believe ICELL8’s introduction into the rapidly growing SCA market will revolutionize biopharma, diagnostics and life science research. ICELL8 is based upon our SmartChip platform which is also used for profiling and validating molecular biomarkers. SmartChip can perform massively parallel singleplex PCR for one-step target enrichment and library preparation for clinical NGS. Our Apollo 324™ system can be used to process DNA and RNA from clinical samples to NGS-ready libraries. Our SmartChip and Apollo product lines are aimed at researchers performing genetic analyses in the life sciences, pharmaceutical and biotech drug discovery, diagnostics and clinical laboratory industries. WaferGen’s technology solutions are potent tools for the discovery and validation of clinically relevant disease biomarkers, clinical tests and new drug therapies.

We are primarily focused on marketing a flexible, open format genetic analysis system, the WaferGen SmartChip System. SmartChip is a micro-fabricated chip composed of thousands of massively-parallel micro wells that are physically separated from each other. We have engineered a nano-dispenser called the MultiSample Nano-Dispenser (“MSND”) that can not only dispense but also aspirate nanoliter volumes of molecular testing reagents and samples, which provides a range of high throughput capabilities including SCA, differential gene expression measurement, genotyping and target enrichment for NGS testing. NGS refers to the current automated methods used to determine the order of nucleotide building blocks that make up the primary structure in Deoxyribonucleic acid (“DNA”) molecules. In 2010, we formally launched our first generation SmartChip 5K System, which was an innovative real-time Polymerase Chain Reaction (“PCR”) tool enabling scientists to study thousands of genes simultaneously. PCR is an enzymatic process designed to increase the number of copies of DNA for easier detection. Real-time PCR simultaneously amplifies and quantifies (as an absolute number of copies or relative amount) a targeted DNA molecule in real time. In 2012, we launched the SmartChip MyDesign System, which is a second-generation real time PCR instrument with significantly upgraded capabilities.

The SmartChip System’s high density, nanoliter-scale format can provide throughput levels that facilitate the development of life science and clinical research solutions at a fraction of the time and cost currently possible with existing competing systems. We believe that the SmartChip System is well suited for the large and growing genomics markets, including researchers seeking to confirm and expand on discoveries made with the growing use of NGS. The SmartChip and MSND were adapted for NGS library preparation and the SmartChip Target Enrichment (“TE”) System was launched in 2014. SmartChip TE™ is designed to perform a critical sample preparation step prior to targeted-DNA sequencing. Targeted sequencing is aimed at deciphering the nucleic acid sequence of a certain portion of the genome (the targets), for example a set of genes of interest, as opposed to the whole genome. In order to limit the sequencing to the targets of interest, scientists are using various techniques including PCR to treat the nucleic acid samples prior to sequencing. WaferGen is using its SmartChip consumable to conduct massively parallel individual PCR reactions for TE. This approach offers certain advantages over existing chemistries and platforms.

In October 2015 we launched the ICELL8 System for single cell isolation and individual cell genomic analysis. The ICELL8 Single-Cell System consists of a unique pairing of the SmartChip and MSND technologies with a powerful imaging station. Our CellSelect™ software bridges these technologies by automatic selection for cells of interest and provides user control over how best to process samples for downstream applications. This system-level solution for single-cell isolation results in a powerful and user-friendly research tool for discovery and clinical research. The ICELL8 System enhances single-cell research through the power of isolating thousands of cells of any type and size; controlling cell selection for down-stream processing; and, providing biological insight by investigating multiple samples on a single SmartChip. The SmartChip, along with the ability to dispense nanoliter volumes (using the MSND) into these wells, makes this an ideal platform for isolating and processing thousands of single cells for RNA-seq and/or qPCR based applications. The dispensing technology and automated imaging by the ICELL8 System ensures testing is performed only on single cells. This offers a significant advantage over capture technologies on the market which require manual methods for confirming true single cell isolation. In addition, the physical separation of wells in the SmartChip affords better protection against cross-contamination than the emulsion-based systems that which are being pursued by potential future competitors.

In January 2014, we acquired IntegenX Inc.’s product line used in connection with developing, manufacturing, marketing and selling instruments and reagents relating to library preparation for next generation sequencing, including the Apollo 324 instrument and the PrepX™ reagents. The fully automated Apollo 324 library prep solution has been a market leader in the low to medium throughput NGS market segment with an expanding installed base, serving a diverse set of clients from university research labs, pharmaceutical and agricultural companies, to diagnostic clinical labs. We believe customers favor the Apollo 324 library prep solution for its flexibility, turnaround and hands-on time, as well as sample quantity input requirement. We intend to build upon its success with innovative new applications and protocols for this system.

WaferGen employs a business model that primarily generates revenue from the sale of instruments (i.e. the ICELL8 System, the SmartChip Systems and Apollo 324 instruments) and a recurring revenue stream from the sale of consumables (i.e. the ICELL8 Chip and Reagent Kit, SmartChip Panels and Apollo PrepX reagents), similar to the “razor and razor blade” business model.

Our revenue is subject to fluctuations due to the timing of sales of high-value products and service projects, the impact of seasonal spending patterns, the timing and size of research projects our customers perform, changes in overall spending levels in the life science industry and other unpredictable factors that may affect customer ordering patterns. Any significant delays in the commercial launch or any lack or delay of commercial acceptance of new products, unfavorable sales trends in existing product lines, or impacts from the other factors mentioned above, could adversely affect our revenue growth or cause a sequential decline in quarterly revenue. Due to the possibility of fluctuations in our revenue and net income or loss, we believe that quarterly comparisons of operating results are not a good indication of future performance.

Since inception, we have incurred substantial operating losses. As of December 31, 2015, our accumulated deficit was approximately $106.8 million. Losses have principally occurred as a result of the substantial resources required for the research, development and manufacturing start-up costs required to commercialize our initial products. We expect to continue to incur substantial costs for research and development activities for at least the next year as we expand and improve our core technology and its applications in the life science research market.

Corporate Information

Wafergen, Inc. was incorporated in Delaware on October 22, 2002. On May 31, 2007, Wafergen, Inc. was acquired by WaferGen Bio-systems, Inc., a Nevada corporation. In the transactions, Wafergen, Inc. merged with a subsidiary of WaferGen Bio-systems, Inc. and became a wholly owned subsidiary of WaferGen Bio-systems, Inc. WaferGen Bio-systems, Inc. was incorporated under the laws of the State of Nevada on August 4, 2005, under the name Scuttlebutt Yachts, Inc., subsequently renamed La Burbuja Cafe, Inc. on June 20, 2006, and WaferGen Bio-systems, Inc. on January 31, 2007, in anticipation of the merger with Wafergen, Inc. We also have a subsidiary in Luxembourg. Our principal executive offices are located at 34700 Campus Drive, Fremont, California 94555. The telephone number at our principal executive offices is (510) 651-4450. Our website address is www.wafergen.com. Information contained on our website is not deemed part of this prospectus, other than our Code of Business Conduct and Ethics, which is incorporated by reference.

The Offering

Common stock offered
Up to 21,550,000 shares of our common stock, consisting of up to 17,250,000 shares of our common stock issuable upon exercise of warrants issued by us as part of an offering that closed on October 21, 2015 (the “2015 Offering Warrants”) and up to 4,300,000 shares of our common stock issuable upon conversion of 430 shares of our Series 2 Convertible Preferred Stock issued by us as part of an offering that closed on October 21, 2015 (the “2015 Offering Preferred”)

Common stock to be outstanding immediately after this offering	Up to 40,303,615

Use of Proceeds
We intend to use the net proceeds, if any, from the exercise of the 2015 Offering Warrants for working capital and general corporate purposes, which may include capital expenditures. We will not receive any proceeds from the conversion of the 2015 Offering Preferred. See “Use of Proceeds”

Risk Factors
See the section titled “Risk Factors” and the other information included in this prospectus for information regarding factors you should consider carefully before deciding to invest in our common stock

Nasdaq Capital Market Symbol	“WGBS”

The number of shares of common stock outstanding immediately after this offering is based on 18,753,615 shares of common stock outstanding as of March 31, 2016, and, as of that date, excluded:

•	578,841 shares of restricted stock that will vest on various dates from May 29, 2016 to May 29, 2018;

•
5,782,838 shares of common stock issuable upon the exercise of outstanding warrants not included in this offering with exercise prices ranging from $1.44 to $26.00 and a weighted average exercise price of $6.97 per share;

•
64,700 shares of common stock issuable and 32,350 shares issuable upon the exercise warrants with an exercise price of $26.00 upon the exercise of 25.88 outstanding placement agent unit warrants with an exercise price of $50,000 per unit;

•
1,069,700 shares of common stock issuable upon the exercise of outstanding options (which includes 292,345 conditional options with an exercise price of $0.56 which will convert to Stock Appreciation Rights should we not increase the number of shares issuable under our 2008 Stock Incentive Plan by June 30, 2016) with exercise prices ranging from $0.56 to $2,375.43 and a weighted average exercise price of $5.26 per share;

•
7,890,744 shares of common stock issuable, based on an average closing stock price in the preceding 30 days of $0.6590, should we elect to repay our Malaysian Notes with a face value of $5.2 million by issuance of our common stock; and

•	9,362 shares of common stock reserved for future issuance under our 2008 Stock Incentive Plan.

RISK FACTORS

A purchase of our shares of common stock is an investment in our securities and involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information contained in or incorporated by reference in this prospectus, including the risks and uncertainties discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as updated in our subsequent periodic reports filed with the Securities and Exchange Commission. All of these risk factors are incorporated by reference herein in their entirety. If any of these risks actually occur, our business, financial condition and results of operations would likely suffer. In that case, the market price of our common stock could decline, and you may lose part or all of your investment in our company. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business and results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information contained or incorporated by reference in this prospectus may contain forward-looking statements. Except for the historical information contained or incorporated by reference in this prospectus, the matters discussed or incorporated by reference herein are forward looking statements. These forward looking statements include but are not limited to our plans for sales growth and expectations of gross margin, expenses, new product introduction, and our liquidity and capital needs. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. In addition to the risks and uncertainties discussed in “Risk Factors” above and elsewhere in this prospectus, these risks and uncertainties may include consumer trends, business cycles, scientific developments, changes in governmental policy and regulation, currency fluctuations, economic trends in the United States and inflation. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

PLAN OF DISTRIBUTION

We will deliver shares of our common stock upon exercise of the 2015 Offering Warrants and upon conversion of the 2015 Offering Preferred. As of April 18, 2016, the outstanding 2015 Offering Warrants were exercisable for a total of 17,250,000 shares of our common stock and the outstanding 2015 Offering Preferred were convertible for a total of 4,300,000 shares of our common stock. We will not issue fractional shares upon exercise of the 2015 Offering Warrants or the 2015 Offering Preferred.

The 2015 Offering Warrants were issued pursuant to warrant agreement between us and Continental Stock Transfer & Trust Company, as warrant agent. Each of the 2015 Offering Warrants contains instructions for exercise. In order to exercise any of the 2015 Offering Warrants, the holder must deliver to the warrant agent the information required in the 2015 Offering Warrants, along with payment for the exercise price of the shares to be purchased. We will then deliver shares of our common stock issuable upon the exercise of such 2015 Offering Warrants in the manner described below in the section titled “Description of Securities—Description of 2015 Offering Warrants” beginning on page 5 of this prospectus.

In order to convert the 2015 Offering Preferred, the holder must deliver to us the information required in the certificate of designation for the 2015 Offering Preferred. We will then deliver shares of our common stock in the manner described below in the section titled “Description of Securities—Description of Preferred Stock—Series 2 Convertible Preferred Stock” beginning on page 6 of this prospectus.

USE OF PROCEEDS

To the extent that the 2015 Offering Warrants are exercised for cash, we will receive the cash proceeds from such exercise of up to a total potential of approximately $25 million. The holders of the 2015 Offering Warrants may exercise their warrants at any time until their expiration. Because the holders of the 2015 Offering Warrants may exercise the 2015 Offering Warrants in their own discretion, if at all, we cannot plan on specific uses of proceeds beyond application of proceeds to working capital and general corporate purposes. It is possible that some or all of the 2015 Offering Warrants may expire and may never be exercised.

We will not receive any proceeds from the conversion of the 2015 Offering Preferred.

We do not plan on applying to list any of the 2015 Offering Warrants or the 2015 Offering Preferred on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our articles of incorporation, as amended and restated, authorizes 310,000,000 shares of capital stock, par value $0.001 per share, of which 300,000,000 are shares of common stock and 10,000,000 are shares of “blank-check” preferred stock.

Description of Common Stock

We are authorized to issue 300,000,000 shares of common stock, 18,753,615 shares of which were issued and outstanding as of March 31, 2016. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Except as otherwise provided by law, and subject to any voting rights granted to holders of any preferred stock, amendments to our Articles of Incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of common stock. Our Articles of Incorporation do not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of our common stock will be entitled to cash dividends as may be declared, if any, by our board of directors from funds available. Subject to any preferential rights of any outstanding series of preferred stock, upon liquidation, dissolution or winding up of our company, the holders of our common stock will be entitled to receive pro rata all assets available for distribution to the holders.

Our common stock is currently traded on the Nasdaq Capital Market under the symbol “WGBS.” The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company at 17 Battery Place, New York, New York 10004.

Description of 2015 Offering Warrants
The following summary of certain terms and provisions of our 2015 Offering Warrants is not complete and is subject to, and qualified in its entirety by the provisions of the 2015 Offering Warrant, the form of which has been incorporated by reference as Exhibit 4.13 to the registration statement of which this prospectus is a part.

Pursuant to a warrant agreement between us and Continental Stock Transfer & Trust Company, as warrant agent, the 2015 Offering Warrants are issued in book-entry form and are initially represented by one or more book-entry certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

2015 Offering Warrants are governed by the terms of a book-entry warrant certificate, the form of which is included in the warrant agreement.

Subject to certain limitations as described below the 2015 Offering Warrants are immediately exercisable and expire on the five (5) year anniversary of the date of issuance. Subject to limited exceptions, a holder of the 2015 Offering Warrants will not have the right to exercise any portion of its 2015 Offering Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise, provided that the warrant holder may increase or decrease such amount, provided any such increase shall not be effective until at least 61 days’ prior notice to us, provided, however, in no event will the beneficial ownership limitation exceed 9.98%.

Subject to certain notice and other conditions as more fully described in the Warrant Agreement (including minimum trading volume requirements), we have the right to call the 2015 Offering Warrants if the volume weighted average price of our common stock exceeds 300% of the exercise price for a period of 30 consecutive trading days.

The exercise price and the number of shares issuable upon exercise of the 2015 Offering Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. The holders of the 2015 Offering Warrants must pay the exercise price in cash upon exercise of the warrants, unless such warrant holders are utilizing the cashless exercise provision of the warrants. After the close of business on the expiration date, unexercised 2015 Offering Warrants will become void.

In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchange for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding common shares, then following such event, the holders of the 2015 Offering Warrants will be entitled to receive upon exercise of the 2015 Offering Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the warrants immediately prior to such fundamental transaction. Any successor to us or surviving entity shall assume the obligations under the 2015 Offering Warrants.

Upon the holder’s exercise of a 2015 Offering Warrants we will issue the shares of common stock issuable upon exercise of such warrant within three business days following our receipt of notice of exercise and payment of the exercise price.

Prior to the exercise of any 2015 Offering Warrants, holders of such warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote, except as set forth therein.

Holders of the 2015 Offering Warrants may exercise the 2015 Offering Warrants only if the issuance of the common shares upon exercise of the warrants is covered by an effective registration statement, or an exemption from registration is available under the Securities Act and the securities laws of the state in which the holder resides. We intend to use commercially reasonable efforts to have the registration statement, of which this prospectus forms a part, effective when the warrants are exercised. The holders of the 2015 Offering Warrants must pay the exercise price in cash upon exercise of the warrants unless there is not an effective registration statement or, if required, there is not an effective state law registration or exemption covering the issuance of the shares underlying the warrants (in which case, the warrants may only be exercised via a “cashless” exercise provision).
We do not intend to apply for listing of the 2015 Offering Warrants on any securities exchange or other trading system.

Description of Preferred Stock

We are authorized to issue 10,000,000 shares of “blank check” preferred stock. Our board of directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative designation, powers, preferences and rights of the shares of any series and the qualifications, limitations, or restrictions or any unissued series of preferred stock.

Our board of directors has designated 1,108 shares of our preferred stock as Series 2 Convertible Preferred Stock (the “Series 2 Preferred Shares”), each convertible into 10,000 shares of our common stock, subject to certain ownership limitations, of which 1,108 were issued and 430 shares remain outstanding as of March 31, 2016. These 430 Series 2 Preferred Shares constitute the 2015 Offering Preferred covered by this prospectus.

Series 2 Convertible Preferred Stock

The preferences and rights of the Series 2 Preferred Shares are as set forth in a Certificate of Designation (the “Series 2 Certificate of Designation.”)

Pursuant to a preferred stock agency agreement between us and Continental Stock Transfer & Trust Company, as preferred stock agent, the Series 2 Preferred Shares are issued in book-entry form and shall initially be represented by one or more book-entry certificates deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Holders of Series 2 Preferred Shares are entitled to be paid a liquidation preference equal to $0.001 per share and their as-converted shares rank pari passu with our common stock on any liquidation or dissolution. The Series 2 Certificate of Designation provides, among other things, that we shall not pay any dividends on shares of common stock (other than dividends in the form of common stock) unless and until such time as it pays dividends on each Series 2 Preferred Share on an as-converted basis. Other than as set forth in the previous sentence, the Series 2 Certificate of Designation provides that no other dividends shall be paid on Series 2 Preferred Shares and that we shall pay no dividends (other than dividends in the form of common stock) on shares of common stock unless it simultaneously complies with the previous sentence.

With certain exceptions, as described in the Series 2 Certificate of Designation, the Series 2 Preferred Shares have no voting rights. However, as long as any shares of Series 2 Preferred Shares remain outstanding, the Series 2 Certificate of Designation provides that we shall not, without the affirmative vote of holders of not less than 67% of the then outstanding Series 2 Preferred Shares, (a) alter or change adversely the powers, preferences or rights given to the Series 2 Preferred Shares or alter or amend the Series 2 Certificate of Designation, (b) increase the number of authorized shares of Series 2 Preferred Shares, (c) effect a stock split or reverse stock split of the Series 2 Preferred Shares or any like event, or (d) enter into any agreement with respect to any of the foregoing.

Each Series 2 Preferred Share is convertible at any time at the holder’s option into a number of shares of common stock equal to $10,000 per share, plus an amount equal to any accrued (whether or not declared) or declared, but unpaid, dividends on such share, divided by the Series 2 Conversion Price. The “Series 2 Conversion Price” is initially $1.00 and is subject to adjustment for stock splits, stock dividends, distributions, subdivisions and combinations. Notwithstanding the foregoing, the Series 2 Certificate of Designation further provides that we shall not effect any conversion of Series 2 Preferred Shares, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of Series 2 Preferred Shares (together with such holder’s affiliates, and any other person whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act and the applicable regulations thereunder, including any “group” of which the holder is a member) would beneficially own a number of shares of common stock in excess of 9.98% of the shares of our common stock then outstanding, provided that a holder of Series 2 Preferred Shares may, upon at least 61 days’ notice to us, increase or decrease the beneficial ownership limitation, so long as the beneficial ownership limitation in no event exceeds 9.98%.

We do not intend to apply for listing of the Series 2 Preferred Shares on any securities exchange or other trading system.

Liability and Indemnification of Directors and Officers

Nevada Revised Statutes (NRS) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our bylaws include an indemnification provision under which we have the power to indemnify, to the extent permitted under Nevada law, our current and former directors and officers, or any person who serves or served at our request for our benefit as a director or officer of another corporation or our representative in a partnership, joint venture, trust or other enterprise, against all expenses, liability and loss reasonably incurred by reason of being or having been a director, officer or representative of ours or any of our subsidiaries. We may make advances for expenses upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by us. If Section 2115 of the CGCL is applicable to us, the laws of California also will govern.

Our articles of incorporation provide a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer, involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of NRS Section 78.300.

We have entered into separate indemnification agreements with our directors and officers which would require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service as directors or officers to the fullest extent permitted by law. At present, there is no pending litigation or proceeding involving any of our directors or officers of regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification. We also maintain insurance policies that indemnify our directors and officers against various liabilities, including liabilities arising under the Securities Act,that might be incurred by any director or officer in his or her capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Anti-Takeover Effects of Provisions of Nevada State Law

In the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with that person, obtain only voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for the stockholder’s shares.

Nevada’s control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Nevada has a business combination law, which prohibits some business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

Transfer Agent

The transfer agent for our common stock and warrant agent for our warrants included in this offering is Continental Stock Transfer & Trust Company. The transfer agent address is 17 Battery Place, 8th Fl., New York, NY 10004, and its telephone number is 1-800-509-5586.

LEGAL MATTERS

The validity of the common stock being offered hereby and certain other legal matters were passed upon by McDonald Carano Wilson, LLP, Reno, Nevada and K&L Gates LLP, Charlotte, North Carolina.

EXPERTS

SingerLewak LLP, an independent registered public accounting firm, have audited our financial statements for the years ended December 31, 2015 and 2014, as stated in their report appearing in the Form 10-K filed with the SEC on March 25, 2016, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information on the operation of the public reference room and its copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2015;

•	our Current Reports on Form 8-K filed with the SEC on February 16, 2016 and March 9, 2016 (other than any portions thereof deemed furnished and not filed); and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed on August 19, 2014.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, (1) on or after the date of filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (2) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to WaferGen Bio-systems, Inc., 34700 Campus Drive, Fremont, California 94555, Attention: Corporate Secretary, Telephone: (510) 651-4450. Copies of the above reports may also be accessed from our web site at www.wafergen.com. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

WAFERGEN BIO-SYSTEMS, INC.

PROSPECTUS

Up to 21,550,000 Shares of Common Stock

, 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of common stock.

EXPENSE	AMOUNT

Registration Fees	$2,934
Legal Fees	10,000
Accounting Fees	6,000
Miscellaneous Fees and Expenses	1,066

Total	$20,000

Item 15. Indemnification of Directors and Officers.

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors, officers, employees and agents. The person entitled to indemnification must have conducted himself in good faith, and must reasonably believe that his conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe that his conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he has met the standards for indemnification and will personally repay the expenses if it is determined that such officer or director did not meet those standards.

Our bylaws include an indemnification provision under which we have the power to indemnify, to the extent permitted under Nevada law, our current and former directors and officers, or any person who serves or served at our request for our benefit as a director or officer of another corporation or our representative in a partnership, joint venture, trust or other enterprise, against all expenses, liability and loss reasonably incurred by reason of being or having been a director, officer or representative of ours or any of our subsidiaries. We may make advances for expenses upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by us. If Section 2115 of the CGCL is applicable to us, the laws of California also will govern.

Our articles of incorporation provide a limitation of liability such that no director or officer shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer, involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of NRS Section 78.300.

We have entered into separate indemnification agreements with our directors and officers which would require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service as directors or officers to the fullest extent permitted by law. At present, there is no pending litigation or proceeding involving any of our directors or officers of regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification. We also maintain insurance policies that indemnify our directors and officers against various liabilities, including liabilities arising under the Securities Act, that might be incurred by any director or officer in his or her capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ours under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness;
provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on April 19, 2016.

WAFERGEN BIO-SYSTEMS, INC.
By:	/s/ ROLLAND CARLSON
Rolland Carlson
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ ROLLAND CARLSON	Chairman, President and Chief Executive Officer	April 19, 2016
Rolland Carlson	(Principal Executive Officer)

/s/ MICHAEL P. HENIGHAN	Chief Financial Officer	April 19, 2016
Michael P. Henighan	(Principal Financial Officer and Principal Accounting Officer)

*	Director	April 19, 2016
Dr. R. Dean Hautamaki

*	Director	April 19, 2016
Makoto Kaneshiro

*	Director	April 19, 2016
Joel Kanter

*	Director	April 19, 2016
William McKenzie

*	Director	April 19, 2016
Robert Schueren

* /s/ ROLLAND CARLSON
Rolland Carlson, Attorney-in-Fact

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	Period Ending	Exhibit	Filing Date

3.1	Amended and Restated Articles of Incorporation of WaferGen Bio-systems, Inc., as such articles have been amended, restated, supplemented or otherwise modified		10-Q	9/30/2015	3.1	11/12/2015

3.2	Amended and Restated Bylaws of WaferGen Bio-systems, Inc.		8-K		3.1	11/18/2014

4.1	Form of Common Stock Certificate		S-1/A		4.14	7/18/2014

4.2	Form of Warrant Certificate (included in Exhibit 10.1)		S-1/A		4.13	10/15/2015

5.1	Opinion of McDonald Carano Wilson LLP		S-1/A		5.1	10/15/2015

10.1	Form of Warrant Agreement		S-1/A		10.26	10/15/2015

23.1	Consent of Independent Registered Public Accounting Firm	X

23.3	Letter of Consent from McDonald Carano Wilson LLP (included in Exhibit 5.1)		S-1/A		5.1	10/15/2015

24.1	Power of Attorney (included on signature page hereto)		S-1		24.1	8/14/2015